UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 26, 2010

UNITED STATIONERS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-10653	36-3141189
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
Of Incorporation)		Identification No.)

One Parkway North Boulevard
Suite 100
Deerfield, Illinois	60015-2559
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

United Stationers Inc.

Item 5.07. Submission of Matters to a Vote of Security Holders.

United Stationers Inc. (“United”) held its 2010 annual meeting of stockholders (the “Annual Meeting”) on May 26, 2010. A total of 22,911,061 shares of United’s common stock were represented at the Annual Meeting in person or by proxy, or 94.7% of the total shares entitled to vote. At the Annual Meeting, stockholders elected  all 4 of the directors nominated by United’s Board of Directors and ratified the appointment of Ernst & Young LLP as United’s independent registered public accounting firm for 2010.

The results of the voting were as follows:

Proposal #1 - Election of Directors	For	% of Shares Voted	Withheld	% of Shares Voted	Broker Non- Votes
Roy W. Haley	21,156,050	95.71%	948,097	4.29%	806,914
Noah T. Maffitt	21,977,066	99.43%	127,081.57%		806,914
Benson P. Shapiro	21,661,787	98.00%	442,360	2.00%	806,914
Alex D. Zoghlin	21,858,684	98.89%	245,463	1.11%	806,914

Proposal #2 - Auditor Ratification	For (A)	Against (B)	Abstain (C)
No. of Shares	22,535,507	367,138	8,416
% of Shares Voted	98.36%	1.60%	.04%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Dated: June 2, 2010	/s/ Eric A. Blanchard
Eric A. Blanchard
Senior Vice President and General Counsel